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                                                                     Exhibit 1.3

                     CREDIT LYONNAIS SECURITIES (USA) INC.
                           Credit Lyonnais Building
                          1301 Avenue of the Americas
                         New York, New York 10019-6022
                                (212) 261-7000


                               January 18, 2002

U.S. Concrete, Inc.
2925 Briarpark, Suite 500
Houston, Texas 77042
Attn:  Michael Harlan

Dear Sirs:

     U.S. Concrete, Inc. (the "Company") and Credit Lyonnais Securities (USA)
                               -------
Inc. ("CLS") previously entered into a letter agreement, dated September 5,
       ---
2001, as subsequently amended by a letter agreement, dated December 14, 2001 (the "September Agreement"), with respect to an underwritten equity line of
      -------------------
credit facility arrangement. This current letter agreement amends and restates, in its entirety, as of September 5, 2001, the September Agreement and sets forth our understanding of the terms and conditions pursuant to which CLS will act as the exclusive finder for a proposed underwritten equity line of credit facility (the "Offering") of up to 1.8 million shares (the "Commitment Amount") of the
      --------                                     -----------------
common stock (the "Common Stock" and the shares of Common Stock constituting the
                   ------------
Commitment Amount, the "Shares") of the Company by an institutional investor to
                        ------
be identified by CLS and agreed to by the Company (the "Investor") on terms to
                                                        --------
be mutually agreed upon between the Company and the Investor consistent with
Section 6(a) below.

1.  Engagement.
    ----------

    a. CLS will use its commercially reasonable efforts to identify an Investor to underwrite the Offering. The Company expressly acknowledges and agrees that CLS's obligations hereunder are to attempt to identify an Investor to underwrite the Offering using its commercially reasonable efforts and that the execution of this letter agreement does not constitute a commitment by CLS to purchase the Shares or any other shares of Common Stock, nor ensure that the Investor will execute final agreements with the Company to underwrite the Offering, nor constitute a commitment by CLS to guaranty the obligations of the Investor under the final agreements or to secure any other financing on behalf of the Company. The Company also expressly acknowledges that CLS is acting exclusively as a finder hereunder and not in any other capacity.

    b. CLS's engagement as finder for the proposed equity line of credit contemplated hereby shall be exclusive for a period commencing on

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          September 5, 2001 (such date being hereinafter referred to as the
          "Execution Date") and concluding on the date falling 365 calendar days
           --------------
          thereafter or on the earlier termination of this letter agreement in accordance with the provisions of Section 13 hereof (the "Exclusive
                                                                    ---------
          Period"). The term of CLS's engagement shall continue until the
          ------
          conclusion of the commitment period under any underwriting agreement between the Company and the Investor or until the earlier termination of this letter agreement in accordance with the provisions of Section 13 hereof (the "Engagement Period"). During the Exclusive Period, the
                          -----------------
          Company and its subsidiaries (each, a "Subsidiary" and collectively,
                                                 ----------
          the "Subsidiaries") or affiliates shall not, directly or indirectly,
               ------------
          through any finder, placement agent, broker, investment banker, or other representative or agent retained by the Company or otherwise, solicit, initiate or encourage the submission of any other proposal or offer from any other person or entity relating to the sale of the Company's equity securities at market, or at a discount to market, in the form of an equity line of credit facility (an "Alternative
                                                             -----------
          Proposal"). The Company shall immediately cease and cause to be
          --------
          terminated any and all contacts, discussions and negotiations, whether ongoing at the Execution Date or initiated through unsolicited contacts during the Exclusive Period, regarding any Alternative Proposal. Nothing herein shall be construed to prevent or restrict the Company's consultation with its legal counsel.

2.  Fees. In consideration of the services to be rendered by CLS as finder, the
    ----
Company agrees to pay to or on behalf of CLS, the following fees and other compensation:

    a.    an advance of $50,000 (the "Advance") for fees and expenses incurred
                                      -------
          by CLS to be paid within four business days of the Execution Date, which amount shall be refunded to the Company within 60 days following the Engagement Period if and to the extent that CLS has not incurred fees and expense equal to or greater than the full amount of the Advance;

    b. a finder's fee payable upon the delivery of the Shares and payment therefor (each, a "Settlement"") equal to (x) 3% of the aggregate
                             ----------
          purchase price paid for the Shares at such Settlement if the Company's market capitalization is greater than or equal to $400,000,000 on the date of delivery of the Capital Demand Notice (as defined in Section
          6) relating to such Settlement and (y) 2.75% of the aggregate purchase price paid for the Shares at such Settlement if the Company's market capitalization is less than $400,000,000 on the date of delivery of the Capital Demand Notice (as defined in Section 6) relating to such Settlement. If the Investor and the Company use an escrow with respect to a Settlement, the finder's fee with respect to such Settlement shall be paid directly out of escrow; and

    c. any filing fees incurred by CLS incident to securing any required review by NASD Regulation, Inc. of the terms of sale of the Shares.

3.  Public Announcement.  The Company shall not provide or release any
    -------------------
information with respect to this letter agreement or the Offering, including any press release, except as required by law, by the rules and regulations of the Securities and Exchange Commission (the "SEC") or of NASD Regulation, Inc., or with the consent of CLS or its agents.

4.  Information.  In conjunction with CLS's services as a finder hereunder,
    -----------
the Company recognizes and confirms that CLS and its agents will be using and relying on publicly available information filed by the Company with the SEC and on the data, material and other information requested by CLS and its agents from the Company. The Company shall supply and deliver to CLS and their respective legal counsel at their respective offices, all information required to enable CLS to make such investigation of the Company and its business prospects as CLS shall reasonably request and shall make available to them during normal business hours following reasonable notice such persons as they deem reasonably necessary in order to verify or substantiate any information regarding the Company. As a matter of policy, CLS may determine that it is appropriate to conduct such investigation when acting as a finder.

5.  Company Representation and Warranties.  Except as otherwise set forth on the
    -------------------------------------
disclosure schedules attached hereto, the Company hereby represents and warrants that:

    a. Organization, Good Standing and Power. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the registration statement registering the Shares (the "Registration
                                                                   ------------
        Statement" and the prospectus included therein, the "Prospectus") and is
        ---------                                            ----------
        duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not result in a material adverse effect on the business, operations, properties or financial condition of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").
            -----------------------

    b. Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this letter agreement and the transactions contemplated hereunder and to issue the Shares, (ii) the execution and delivery of this letter agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and (iii) this letter agreement has been duly executed and delivered by the Company and shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be subject to the effect of
        (i) any applicable bankruptcy, fraudulent conveyance, insolvency,

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        reorganization, moratorium or other laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and
        (iii) any implied covenant of good faith or fair dealing; and except as rights to indemnity and contribution hereunder may be limited by federal or state law.

    c. Capitalization. As of the Execution Date, the authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, of which 25,789,982 shares are issued and outstanding, and 10,000,000 shares of preferred stock, of which none are issued and outstanding. All of the outstanding shares of the Common Stock and the Company's preferred stock have been duly and validly issued and are fully paid and non-assessable. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Execution Date complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has not received any notice from the Nasdaq Stock Market or the Nasdaq National Market within the past three years questioning or threatening the continued quotation of the Common Stock on the Nasdaq National Market. As of a date within 60 days prior to the Execution Date, the aggregate market value of the outstanding Common Stock held by non-affiliates of the Company was more than $150 million.

    d. No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's charter or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its significant subsidiaries (as defined in Regulation S-X of the Securities
        Act) is a party, which conflict, default or right has not been waived,
        (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, other than a restriction on the use of net proceeds of the Offering (after payment of any fees of CLS and any commissions of the Investor) that is contained in a credit agreement or loan agreement under which the Company is a borrower, or
        (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the

        Subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and the Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which will not, individually or in the aggregate, have a Material Adverse Effect.

    e.  SEC Documents, Financial Statements.

        (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), for a
                                                        --------------
               primary offering, has filed the Registration Statement on Form S-3, File No. 333-42860, and the Registration Statement has remained in effect since it was originally declared effective by the SEC on August 23, 2000. The Registration Statement covers the registration under the Securities Act of the offering of, among other securities, the Shares and will be amended to cover the Investor's plan to distribute the Shares, and upon such amendment, the Registration Statement and the sale of the Shares hereunder will meet the requirements set forth in Rules 415(a)(1)(x) and (a)(4).

        (ii) The Company has not distributed and, prior to each date of Settlement, shall not have distributed, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

        (iii) The Common Stock of the Company is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, the Company has timely filed
                             ------------
               all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company has not provided to CLS or the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) and each statement or report filed by the Company with the SEC pursuant to the Exchange Act that is incorporated by reference into the Registration Statement and the Prospectus (as so amended or supplemented) (collectively, the

               "SEC Documents") complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects, as of their respective filing dates, with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared by the Company's management in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the
                            ----
               periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Arthur Andersen LLP has audited the annual financial statements and reviewed the quarterly financial statements included or incorporated by reference in the Registration Statement and the Prospectus. Arthur Andersen LLP are independent public accountants with respect to the Company as required by Regulation S-X of the Securities Act.

    f. Accuracy of Registration Statement. The Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, the
                                                    --------  -------
          Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the information furnished in writing to the Company by CLS or the Investor specifically for inclusion in the Registration Statement.

    g. No Undisclosed Events or Circumstances. Since the date of the financial statements contained in the Company's most recently filed Form 10-Q or Form 10-K, whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the Execution Date but which has not been so publicly announced or disclosed in the SEC Documents.

    h. No Material Adverse Effect. Since the date of the financial statements contained in the Company's most recently filed Form 10-Q or Form 10-K, whichever is most current, no event resulting in a Material Adverse Effect has occurred.

    i. Finders. Neither the Company nor any of the Subsidiaries has entered into any agreement (other than this letter agreement) pursuant to which any brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary to any third party (other than CLS) with respect to the transactions contemplated by this letter agreement.

6.  Covenants of the Company.
    ------------------------

    a. Underwriting Agreement. Any underwriting agreement between the Company and the Investor with respect to the Offering shall provide, among such other terms and conditions as may be agreed between the Company and the Investor, the following:

          (i) the Company may issue Common Stock through the Investor in an at-the-market offering pursuant to Rule 415(a)(4) of the Securities Act;

          (ii) the aggregate market value of Common Stock to be issued in the Offering may not exceed 10% of the aggregate market value of the Common Stock held by non-affiliates of the Company, calculated as of a date within 60 days prior to the date of the underwriting agreement or, if later, the date of filing of the registration statement for the Offering;

          (iii) the Company has filed a registration statement on Form S-3 for the offering of, among other securities, Common Stock, and will file a post-effective amendment thereto naming the Investor as an underwriter to the transaction and, if requested by CLS or required by the SEC, naming CLS as an underwriter to the transaction;

          (iv)    by delivering a notice to the Investor (a "Capital Demand
                                                             --------------
                  Notice"), the Company may from time to time require the
                  ------
                  Investor to sell Common Stock on its behalf;

          (v) the Company will receive all of the proceeds from the sales of Common Stock, less the underwriter's commission received by the Investor pursuant to the underwriting agreement and any fees payable to CLS hereunder;

          (vi) in the Capital Demand Notice, the Company shall specify the capital demand amount, subject to a minimum and a maximum determined as specified in the underwriting agreement, and the minimum offering price below which the Investor may not offer for sale any shares of Common Stock during a capital raising period;

          (vii) the Investor will be firmly committed to raise, in each capital raising period, an amount that may not be greater than the lesser of (A) a specified percentage of the capital demand amount, or (B) a specified percentage, which shall not exceed 20%, of the dollar trading volume of the Common Stock in the capital raising period, as reported in the publication or electronic service specified in the underwriting agreement;

          (viii) the firm commitment amount for any capital raising period will be reduced, pro rata, for each day in the capital raising
                              --- ----
                  period on which the volume weighted average price of the Common Stock, as reported in the publication or electronic service specified in the underwriting agreement, is below the minimum offering price specified by the Company in the Capital Demand Notice for such capital raising period;

          (ix) the equity line of credit facility may be canceled by the Company at any time without penalty;

          (x) the Company will provide the first Capital Demand Notice at least seven trading days prior to the beginning of the capital raising period specified therein, and will provide each subsequent Capital Demand Notice at least two trading days prior to the beginning of the capital raising period specified therein (five trading days prior to any capital raising period that begins more than 45 days after the end of the immediately preceding capital raising period), to provide the underwriters time to conduct underwriters due diligence; and

          (xi)    the Investor will not sell short the Company's Common Stock.

          Nothing in this letter agreement obligates the Company to enter into any underwriting agreement with any Investor or to consummate any Settlement.

     b.   Registration Statement/SEC Documents.  Prior to the termination of the
          Offering:

          (i) during the Engagement Period, the Company shall not file any amendment or supplement to the Registration Statement or the Prospectus relating to any Settlement unless the Company has furnished CLS a copy for its review prior to filing and will not file any such proposed amendment or supplement to which CLS reasonably objects. The Company shall promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement and the Prospectus such information as CLS reasonably believes should be included therein relating to any Settlement. Notwithstanding the foregoing, the Company acknowledges and agrees that CLS shall not have any responsibility for information contained or incorporated by reference in the Registration Statement or the Prospectus (or any amendment thereof or supplement thereto) except for written information furnished to the Company by or on behalf of CLS expressly for use therein and CLS shall have no responsibility for any omission or alleged omission to state in the Registration Statement or the Prospectus (or any amendment thereof or supplement thereto) a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except for an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of CLS expressly for use therein. The Company shall make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; the Company will cause the Registration Statement, properly completed, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and in accordance with Rules 415, 424(b) and 430A, as applicable, and will provide evidence satisfactory to CLS of such timely filing; on the date of each Settlement, the Company shall provide CLS with copies of the prospectus supplement relating to such Settlement; such prospectus supplement shall contain any information that was, pursuant to Rule 430A, omitted from the Registration Statement when it became effective, together with all other required information; and

          (ii) during the Engagement Period, the Company shall timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the applicable reporting requirements of the Exchange Act; the SEC Documents filed by the Company after the Execution Date will comply in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents; the financial statements of the Company included in the SEC Documents filed by the Company after the Execution Date will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto; such financial statements will be prepared by the Company's management in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and will fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments); and the audited annual financial statements and quarterly financial statements shall be reviewed by an independent public accountant as required by Regulation S-X of the Securities Act.

     c. Accuracy of Registration Statement. On the date of each Settlement, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) shall not include any untrue statement of a material fact and shall not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and no event shall have occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which was not included in such a supplement or amendment; provided, however, the Company shall not be required to
                     --------  -------
          make any representations or warranties as to the information contained in or omitted from the Registration Statement and the Prospectus in reliance upon and in conformity with the information relating to CLS or the Investor furnished in writing to the Company by CLS or the Investor, respectively, specifically for inclusion in the Registration Statement and the Prospectus.

     d. The Shares. As of the date of each Settlement, the Company will have authorized and reserved, free of preemptive rights and other similar contractual rights of stockholders, the Shares to be issued in connection with such Settlement. The Shares to be issued pursuant to this Offering, when paid for and issued in accordance with the terms hereof, shall be duly and validly issued, fully paid and non-assessable.

     e. Opinion of Company Counsel. At or prior to the date of each Settlement, if requested by CLS, CLS shall have received opinions of counsel to the Company satisfactory to CLS and substantially in the forms of Attachment B-1 and B-2 hereto.

     f. Letter of Company Accountants. At or not more than five business days prior to the date of each Settlement, CLS shall have received from Arthur Andersen, LLP a letter, in form and substance reasonably satisfactory to CLS, addressed to CLS and the Board of Directors of the Company and dated as of a date not more than five business days prior to the date of such Settlement (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Securities Act, and (ii) stating, as of the date thereof, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

     g. Officers' Certificate. The Company shall furnish to CLS on the date of each Settlement a certificate, dated such date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer or Treasurer stating that (i) such officer has carefully examined the Registration Statement and the Prospectus and, as of such applicable date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which was not included in such a supplement or amendment; and (ii) the representations and warranties of the Company set forth herein shall be true and correct as of such Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

     h.   Accuracy of the Company's Representations and Warranties.  The
          --------------------------------------------------------
          representations and warranties of the Company shall be true and correct as of the date of each Settlement as though made at that time, except for representations and warranties that speak as of a particular date.

     i. Additional Assurances. Prior to a Settlement, the Company shall promptly provide CLS such additional documents, certificates, and instruments as it may reasonably request and as are customary to effect such Settlement.

7.   Indemnification.  The Company agrees to be fully bound by the
     ---------------
indemnification provisions of Attachment A attached hereto, which is
                              ------------
incorporated herein by reference.

8.   Governing Law.  This letter agreement shall be governed by and interpreted
     -------------
in accordance with the laws of the State of New York without giving effect to any conflict of law provisions thereof that would result in the application of the laws of any other jurisdiction. Each of the parties consents to exclusive personal jurisdiction in the City or County of New York, New York, waives any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue. In any litigation, arbitration, or other dispute resolution arising out of or relating to this letter agreement, reasonable attorneys' fees and/or arbitration costs may be awarded by the tribunal as part of its judgment.

9.   Assignment.  The rights and obligations of any party under this letter
     ----------
agreement may not be assigned without the prior written consent of the other party hereto, and any purported assignment shall be null and void, provided,
                                                                   --------
however, that this letter agreement and the rights and obligations evidenced hereby may be assigned by CLS to any successor of CLS that is engaged in providing securities advisory services substantially similar to those now provided by CLS, and shall inure to the benefit of and be binding upon the permitted assign of CLS.

10.  Relationship.  Nothing contained in this letter agreement shall be
     ------------
construed to place CLS and the Company in the relationship of partners or joint venturers. Neither CLS nor the Company shall have the power to obligate or bind the other in any manner whatsoever. CLS, in performing its services hereunder, shall at all times be an independent contractor.

11.  Miscellaneous.
     -------------

     a. This letter agreement together with the attachments referred to herein constitutes the entire understanding and agreement between the parties with respect to its subject matter. This letter agreement may be modified only in writing signed by both parties hereto, and any waiver of any provision hereof must be in writing and signed by the party against whom enforcement thereof is sought.

     b. Both parties agree to this letter agreement and the terms and conditions contained herein and in the documents referred to herein, and each has relied upon such party's own judgment, belief, knowledge, understanding and expertise after careful consultation with such party's own legal counsel concerning the legal effect of this letter agreement and all of the terms of this letter agreement.

     c. The representations, warranties, covenants and agreements of the parties hereto, including, without limitation, the indemnification and contribution provisions incorporated herein, shall survive the Execution Date and each date of Settlement. The representations contained in Section 5 and the agreements contained in Sections 2, 3, 7 and 8 shall survive the termination of this letter agreement. In the event that any provision of this letter agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remainder of this letter agreement shall continue in full force and effect, provided that such severability
                                             --------
          shall be ineffective if it materially changes the economic benefit of this letter agreement to any party. Notwithstanding anything to the contrary herein, the provisions of Attachment A shall continue in full
                                             ------------
          force and effect, except to the extent that such provisions are themselves declared by a court of competent jurisdiction to be illegal, unenforceable or void.

12.  Notice.  Any notice, demand, request, waiver or other communication
     ------
required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or fax number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:         2925 Briarpark, Suite 500
                           Houston, Texas 77042
                           Tel: (713) 499-6200
                           Fax: (713) 499-6201
                           Attn: Chief Financial Officer

If to CLS:                 Credit Lyonnais Building
                           1301 Avenue of the Americas
                           New York, New York 10019-6022
                           Attn:  Jeffery Posner
                           Tel:  (212) 408-5680
                           Fax:  (212) 261-2516

With a copy to:            Credit Lyonnais Securities (USA) Inc.
                           Credit Lyonnais Building
                           1301 Avenue of the Americas
                           New York, New York 10019-6022
                           Attn:  Richard V. Carlson, Esq.
                           Tel:  (212) 261-7000
                           Fax:  (212) 459-3170

13.  Termination.  CLS may terminate this letter agreement upon one business
     -----------
day's notice to the Company if (i) the Company materially breaches any of the terms of this letter agreement, (ii) an event resulting in a Material Adverse Effect has occurred, or (iii) the Company files for protection from creditors under any applicable law or an involuntary bankruptcy or similar proceeding is commenced against the Company and not dismissed within 30 days. The Company may terminate this agreement upon one business day's notice to CLS if CLS has not identified an Investor within the Exclusive Period. This letter agreement will automatically terminate, without the requirement of notice by either party to the other, if the Common Stock ceases to be registered pursuant to Section 12(b) or 12(g) of the Exchange Act, provided that no such automatic termination shall
                              --------
become effective as long as the Investor's commitment continues under the terms of any underwriting agreement between the Company and any Investor with respect to the Offering.

14.  Execution.  This letter agreement may be executed in any number of
     ---------
counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

     We look forward to working with you.

                                         Sincerely,

                                         CREDIT LYONNAIS SECURITIES (USA) INC.

                                         By:  /s/ Jeffery Posner
                                             ----------------------------------
                                              Name:  Jeffery Posner
                                              Title: Managing Director

 .
Agreed to and accepted this 18th day of January, 2002:

U.S. CONCRETE, INC.


By: /s/ Donald Wayne
   -----------------------------
      Name:  Donald Wayne
      Title: Vice President

                                 Attachment A
                                 ------------

                          Indemnification Provisions



     1. Subject to the following sections of these Indemnification Provisions, the Company agrees to indemnify and hold harmless CLS, its affiliates, each person, if any, who controls CLS within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, officers, agents and employees of each of them, from and against any and all liability, losses, claims, damages, obligations, legal proceedings, causes of action, suits, investigations, penalties, judgments, awards, costs, and expenses (including, without limitation, any legal fees or other expenses reasonably incurred in connection with defending, preparing to defend or investigating, or appearing as a third-party witness in connection with, any such action or claim other than any charge for the services of legal counsel or other persons employed in-house by any indemnified person) (collectively "Losses") directly or
                                                            ------
indirectly caused by, relating to, based upon, arising out of or in connection with (a) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the Prospectus (or any amendment thereof or supplement thereto), any application or other document executed by the Company and filed in, or based upon written information furnished by the Company expressly for filing in, any jurisdiction in order to qualify the Shares under the securities laws thereof or filed by the Company with the SEC, any state securities commission or agency, NASD Regulation, Inc., the Nasdaq Stock Market, the Nasdaq National Market or any other securities exchange, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any
                --------  -------
such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of CLS expressly for use therein; and the Company will reimburse each such indemnified person in accordance with section 6 below for any indemnified legal fees and other expenses as such expenses are incurred;.

     2. Subject to the following sections of these Indemnification Provisions, CLS will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, officers, agents and employees of each of them, from and against any and all Losses directly or indirectly caused by, relating to, based upon, arising out of or in connection with (a) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration

Statement or the Prospectus (or any amendment thereof or supplement thereto), any application or other document executed by CLS and filed in, or based upon written information furnished by CLS expressly for filing in, any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the SEC, any state securities commission or agency, NASD Regulation, Inc., the Nasdaq Stock Market, the Nasdaq National Market or any other securities exchange, or (b) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of CLS expressly for use therein; and CLS will reimburse each such indemnified person in accordance with section 6 below for any indemnified legal fees and other expenses as such fees and expenses are incurred.

     3. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person shall, if a claim in respect thereof is to be made against an indemnifying person hereunder, notify the indemnifying person in writing of the commencement thereof; provided, however,
                                                            --------
that any failure by an indemnified person to notify the indemnifying person shall not relieve the indemnifying person from its obligations hereunder, unless and to the extent that the indemnifying person did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying person of substantial rights or defenses. The indemnifying person shall have the right to participate in any such action and, to the extent that it shall elect, by written notice delivered to the indemnified person, to assume the defense thereof with counsel reasonably satisfactory to the indemnified person; provided, however, that if the defendants in any such action include both the
--------
indemnified person and the indemnifying person, and the indemnified person shall have been advised by counsel that representation of such indemnified person and the indemnifying person would present such counsel with a conflict of interest under applicable standards of professional conduct due to actual or potential differing interests between them or that there may be legal defenses available to it and/or other indemnified persons which are different from or additional to those available to the indemnifying person, the indemnified person shall have the right to select separate counsel to defend such action and to otherwise participate in the defense of such action on behalf of such indemnified person. It is understood that the indemnifying person shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified persons. Upon the indemnified person's receipt of notice from the indemnifying person of the indemnifying person's election to appoint counsel to defend such action, and approval by the indemnified person of such counsel, the indemnifying person will not be liable for any settlement entered into without its consent, which shall not be unreasonably withheld, and will not be liable to such indemnified person for any legal fees or other expenses subsequently incurred by such indemnified person in connection with the defense thereof, unless (i) the indemnified person shall have employed separate counsel by reason of a conflict of interest or differing defenses as provided in the second preceding sentence of this section, (ii) the indemnifying person shall not have employed counsel reasonably satisfactory to the indemnified person to represent the indemnified person within a reasonable time after notice of commencement of the action, or (iii) the indemnifying person has authorized in writing the employment of counsel for the indemnified person at the expense of the indemnifying person; and except that if clause (i) or (iii) of this sentence is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying person shall not, without the prior written consent of the indemnified person, which consent shall not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless (i) such settlement, compromise or consent includes an unconditional release from all liability for the indemnified person, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified person.

     4. If the indemnification provided for in these Indemnification Provisions is unavailable to or insufficient to hold harmless an indemnified person in respect of any Losses, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and CLS, on the other hand, of the transactions contemplated in the Engagement Letter to which this Attachment A is attached (the "Engagement Letter") (whether or not any such transaction is consummated), or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), but also the relative fault of the Company, on the one hand, and CLS, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and CLS of a transaction or a proposed transaction shall be deemed to be in the same proportion that the total value paid or transferred to, or exchanged or received by, or contemplated to be paid or transferred to, or exchanged or received by, the Company as a result of or in connection with such transaction bears to the fees paid or to be paid to CLS under the Engagement Letter, provided, however,
                                                            --------
that to the extent permitted by applicable law, in no event shall the persons indemnified by the Company hereunder be required to contribute an aggregate amount in excess of the aggregate fees actually paid to CLS under the Engagement Letter. Notwithstanding the other provisions of this section 4, no person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

     5.   In the event that any person indemnified pursuant to the provisions of section 1 above, by reason of any transaction contemplated by the Engagement Letter or the performance of services by CLS as contemplated by the Engagement Letter, is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any other person in which such indemnified person is not named as a defendant, the Company agrees to reimburse such indemnified person for all reasonable expenses incurred by such indemnified person in connection with such indemnified person's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and expenses of legal counsel to such indemnified person other than any charge for the services of legal counsel or other persons employed in-house by such indemnified person.

     6. In the event any indemnified person shall incur any legal fees or other expenses indemnified pursuant to these Indemnification Provisions, the indemnifying person shall reimburse the indemnified person for such expenses, as incurred, within ten (10) business days of the indemnified person's delivery to the indemnifying person of an invoice therefor, with receipts attached. The obligation of an indemnifying person to so advance funds may be conditioned upon the indemnifying person's receipt of a written undertaking from the indemnified person to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such indemnified person was not entitled to indemnification hereunder.

     7. These Indemnification Provisions are not exclusive and shall be in addition to any liability which an indemnifying person may otherwise have to an indemnified person or prospective investors in the transactions contemplated by the Engagement Letter, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each indemnifying person and indemnified person, respectively. Notwithstanding any other provision hereof, these Indemnification Provisions shall not apply to any portion of Losses to the extent it is found in a final judgment by a court of competent and final jurisdiction to have resulted primarily and directly from the gross negligence or willful misconduct of the person seeking indemnification hereunder.

     8. The indemnity and contribution provisions contained in these Indemnification Provisions shall survive the expiration or termination of the Engagement Letter or the completion of the engagement provided for under the terms of the Engagement Letter.

                                 Attachment B
                                 ------------

                               Forms of Opinions

                                ATTACHMENT B-1
                                --------------

     [Letterhead of Donald Wayne, General Counsel of U.S. Concrete, Inc.]

                                                                 _____ __, 200__


Ladies and Gentlemen:

          This opinion is being furnished pursuant to Section 6(e) of the amended and restated letter agreement dated January 18, 2002 (the "Engagement Agreement") between U.S. Concrete, Inc., a Delaware corporation (the "Company"), and Credit Lyonnais Securities (USA) Inc. ("CLS"), relating to the issuance and sale of _____ shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock").

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-42860) relating to the registration under the Securities Act of 1933, as amended, and the offering thereof from time to time in accordance with the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), of securities of the Company, including the Shares. That registration statement, as amended by a post-effective amendment that the Company filed with the Commission on __________ ___, 2001, at the time that post-effective amendment became effective, including all documents filed as part thereof or incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated __________ ___, 2001, together with the Company's prospectus supplement dated _____ __, 2001, each as filed with the Commission pursuant to Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

          I am the Vice President, General Counsel and Corporate Secretary of the Company. In that capacity, I have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and bylaws, each as amended to date, of the Company, the Registration Statement, the Prospectus, the Engagement Agreement, the underwriting agreement between the Company and _____ dated _____ __, 2001 (the "Underwriting Agreement"), corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, oral representations of the Company's employees, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving these opinions, I have relied on statements of representatives of the Company with respect to the accuracy of all factual matters, and I have assumed that all signatures on documents examined by me are genuine, all documents submitted to me as originals are authentic, all documents submitted to me as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

          On the basis of the foregoing and subject to the limitations and assumptions set forth herein, I am of the following opinions:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

          2. The authorized capital stock of the Company is comprised of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"). [No] [_____] shares of Preferred Stock have been issued. Before giving effect to the issuance of the Shares, _____ shares of Common Stock have been issued and are outstanding.

          3. All the outstanding shares of [capital stock of the Company] [Common Stock] have been duly authorized and validly issued, and are fully paid, nonassessable and, to my knowledge, not subject to any preemptive or similar rights.

          4. Each subsidiary of the Company listed on Annex A hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each Subsidiary has full corporate power and authority to own its properties and to conduct its business as described in the Prospectus. All the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company, directly or indirectly through one or more Subsidiaries, to my knowledge free and clear of any perfected security interest other than the security interests granted in connection with the Amended and Restated Credit Agreement dated as of August 31, 2001, as amended, the parties to which include the Company, the Guarantors named therein, the Lenders named therein and The Chase Manhattan Bank, as administrative agent.

          5. To my knowledge, except as described in or contemplated by the Prospectus and except for stock options granted pursuant to the Company's incentive plans and shares of Common Stock issuable under the Company's employee stock purchase plan, neither the Company nor any Subsidiary has granted any outstanding option, warrant or other right calling for the issuance of any share of capital stock of the Company or any Subsidiary.

          6. To my knowledge, there are no contracts, agreements or understandings between the Company and any person restricting the voting or transfer of any of the Shares except as described in the Prospectus or Prospectus Supplement or granting that person the right to require the Company to include securities with the Shares to be sold pursuant to the Prospectus Supplement except as described therein (other than those contracts, agreements and understandings the relevant provisions of which have been waived).

          7. I do not know of any pending or threatened legal or governmental proceedings involving the Company that are required to be disclosed in the Prospectus (or any amendment or supplement thereto) that are not described as required.

          I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although I have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, I advise you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to my attention that lead me to believe that the Registration Statement (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment, and it being understood that I am making no statement as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and
(b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In the opinions set forth above, phrases such as "to my knowledge" and those with equivalent wording refer to my conscious awareness without any independent investigation.

          I am licensed to practice law only in the State of Texas. The opinions set forth above are limited in all respects to matters of the laws of the State of Texas and the corporation law of the State of Delaware. This opinion is provided in my capacity as General Counsel of the Company and not in my individual capacity as an attorney.

          The opinions set forth above are solely for the benefit of CLS in connection with the transactions consummated on the date hereof pursuant to the Engagement Agreement and the Underwriting Agreement and may not be relied on by any other person or for any other purpose.

                                        Very truly yours,

                                                                         ANNEX A

                                 Subsidiaries

[List of all subsidiaries of the Company that are "significant subsidiaries," within the meaning of Section 102(w) of Regulation S-X, at the time of the delivery of the opinion.]

                                ATTACHMENT B-2
                                --------------

                      [Letterhead of Baker Botts L.L.P.]

                                                                 _____ __, 200__


Ladies and Gentlemen:

          This opinion is being furnished pursuant to Section 6(e) of the amended and restated letter agreement dated January 18, 2002 (the "Engagement Agreement") between U.S. Concrete, Inc., a Delaware corporation (the "Company"), and Credit Lyonnais Securities (USA) Inc. ("CLS"), relating to the issuance and sale of _____ shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock").

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-42860) relating to the registration under the Securities Act of 1933, as amended, and the offering thereof from time to time in accordance with the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), of securities of the Company, including the Shares. That registration statement, as amended by a post-effective amendment that the Company filed with the Commission on __________ ___, 2001, at the time that post-effective amendment became effective, including all documents filed as part thereof or incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated __________ ___, 2001, together with the Company's prospectus supplement dated _____ __, 2001, each as filed with the Commission pursuant to Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

          We have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and bylaws, each as amended to date, of the Company (the "Charter Documents"), the Registration Statement, the Prospectus, the Engagement Agreement, the underwriting agreement between the Company and __________ (the "Underwriter") dated _____ __, 2001 (the "Underwriting Agreement"), corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving these opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in those certificates, and we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

          On the basis of the foregoing and subject to the limitations and assumptions set forth herein, we are of the following opinions:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

          2. The Common Stock conforms in all material respects as to legal matters to the description thereof contained in the Prospectus. The authorized capital stock of the Company is comprised of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share.

          3. The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of the preemptive or other similar rights of any holder of any securities of the Company existing under the Charter Documents, the corporation law of the State of Delaware or, to our knowledge, otherwise.

          4. To our knowledge, no litigation or governmental proceedings are pending or threatened against the Company that would reasonably be expected to materially and adversely affect the Company's ability to perform its obligations under the Engagement Agreement or the Underwriting Agreement.

          5. The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission. Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

          6. The Company has the corporate power and authority to enter into the Engagement Agreement and the Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriter as provided in the Underwriting Agreement. Each of the Engagement Agreement and Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          7. The execution and delivery of the Engagement Agreement and the Underwriting Agreement by the Company, the consummation by the Company of the transactions contemplated by the Engagement Agreement, the Underwriting Agreement and the Prospectus (including the issuance, delivery and sale of the Shares pursuant to the Underwriting Agreement) and compliance by the Company with the terms of the Engagement Agreement and the Underwriting Agreement (a) do not and will not result in any violation of the Charter Documents and (b) to our knowledge, do not and will not conflict with, result in a breach of any of the terms of, constitute a default under or result in the creation of any lien, charge or encumbrance on any property or assets of the Company under (i) any agreement, indenture, lease or other instrument (A) to which the Company is a party or by which the Company or any of its properties is bound and (B) which has been described in or filed as an exhibit to the Registration Statement or
(ii) any existing applicable law, rule or regulation (other than securities or "blue sky" laws of the various states or other jurisdictions, as to which we have not been asked to comment), except, in each case referred to in this clause (b), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          8. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except as have been obtained under the 1933 Act, or such as may be required under state or foreign securities or "blue sky" laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriter as contemplated by the Underwriting Agreement.

          9. The Charter Documents do not restrict, in the case of the Shares, the voting rights or rights of transfer which they afford shares of Common Stock generally.

          10. The Registration Statement and the Prospectus and any supplements or amendments thereto (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom, (b) the exhibits included or incorporated by reference therein or omitted therefrom and (c) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act.

          11. Each document previously filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in the Prospectus, at the time it was filed or last amended (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom, (b) the exhibits included or incorporated by reference therein or omitted therefrom and (c) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), appeared on its face to have been appropriately responsive in all material respects to the requirements of the 1934 Act.

          12. We do not know of any agreement, contract, indenture, lease or other instrument of a character required to be described or referred to in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement which has not been described or referred to or filed as required.

          13. The Shares have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance. The form of certificate used to evidence the Shares complies in all material respects with the applicable requirements of the Delaware General Corporation Law and the Charter Documents.

          14. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an

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

"investment company" as that term is defined in the Investment Company Act of 1940, as amended.

          We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, we advise you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment, and it being understood that we are making no statement as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and
(b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, signed this letter or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of the Underwriting Agreement, without any independent investigation by any lawyer of this Firm.

          The opinions set forth above are limited in all respects to matters of the laws of the States of New York and Texas, the corporation law of the State of Delaware and applicable federal law.

          The opinions set forth above are solely for the benefit of CLS in connection with the transactions consummated on the date hereof pursuant to the Engagement Agreement and the Underwriting Agreement and may not be relied on by any other person or for any other purpose.

                              Very truly yours,

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